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                                SECOND AMENDMENT

                           Dated as of August 28, 1996

     THIS SECOND AMENDMENT, dated as of August 28, 1996, amends the Credit Agreement, dated as of April 15, 1996 (herein called the "Credit Agreement"), between VIDEO UPDATE, INC. (herein called the "Company") and BANK OF AMERICA ILLINOIS (herein called the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Company and the Bank have entered into the Credit Agreement pursuant to which the Bank has made Loans to the Company; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with SECTIONS 1.1 through 1.7 below:

     SECTION 1.1 NEW DEFINITIONS. Section 1 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

          ADJUSTED PRE-EXISTING STORE EBITDA means, with respect to any period, Pre-Existing Store Consolidated Net Income before deducting Pre-Existing Store Interest Expense, taxes, depreciation and amortization for such period; IT BEING UNDERSTOOD that until the Canadian Credit Agreement becomes effective, net income from the Canadian Subsidiaries shall be excluded from Adjusted Pre-Existing Store EBITDA.

          NEW STORES means stores of the Company and its Subsidiaries which are first acquired by the Company or any of its Subsidiaries, or which begin operation, after August 31, 1996.

          NEW STORE CONSOLIDATED NET INCOME means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries with respect to New Stores for such period (excluding any extraordinary, unusual or non-recurring items of income);

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     PROVIDED that there shall be excluded therefrom  the income of any
     Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          NEW STORE EBITDA means, with respect to any period, New Store Consolidated Net Income before deducting New Store Interest Expense, taxes, depreciation and amortization for such period.

          NEW STORE INTEREST EXPENSE means, for any period, the consolidated interest expense of the Company and its Subsidiaries with respect to New Stores for such period (including, without limitation, all imputed interest on Capital Leases).

          PRE-EXISTING STORES means stores of the Company and its Subsidiaries which are owned by the Company or a Subsidiary and are in operation on August 31, 1996 and such other stores of the Company and its Subsidiaries as shall be agreed to by the Bank and the Company in writing from time to time.

          PRE-EXISTING STORE CONSOLIDATED NET INCOME means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries with respect to Pre-Existing Stores for such period (excluding any extraordinary, unusual or non-recurring items of income); PROVIDED that there shall be excluded therefrom (i) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (ii) any non-cash charges relating to the release of management stock on the date of this Agreement held in escrow.

          PRE-EXISTING STORE EBITDA means, with respect to any period, Pre-Existing Store Consolidated Net Income before deducting Pre-Existing Store Interest Expense, taxes, depreciation and amortization for such period.

          PRE-EXISTING STORE INTEREST EXPENSE means, for any period, the consolidated interest expense of the Company and

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      its Subsidiaries with respect to Pre-Existing Stores for such period
     (including, without limitation, all imputed interest on Capital Leases).


     SECTION 1.2 AMENDED DEFINITIONS. Section 1 of the Credit Agreement is amended by deleting the definition of "Funded Debt Ratio" therein and substituting the following therefor:

          FUNDED DEBT RATIO means, as of any date of calculation, the ratio of
     (x) Funded Debt as of such date to (y) the product of (i) the total of (a) Adjusted Pre-Existing Store EBITDA for the Computation Period most recently ended MINUS (b) 26% of the revenues of the Company and its Subsidiaries with respect to Pre-Existing Stores for such Computation Period MULTIPLIED BY (ii) four; IT BEING UNDERSTOOD that until the Canadian Credit Agreement becomes effective the revenue of the Canadian Subsidiaries shall be excluded from CLAUSE (B) above.

     SECTION 1.3 SECTION 10.6. Section 10.6 of the Credit Agreement is amended by adding new Sections 10.6.4 and 10.6.5 which will read as follows:

          10.6.4 PRE-EXISTING STORE EBITDA. Not permit Pre-Existing Store EBITDA for any Computation Period to be less than the amount set forth on EXHIBIT M with respect to the applicable Computation Period set forth therein.

          10.6.5 NEW STORE EBITDA. Not permit (x) New Store EBITDA for any Computation Period MINUS (y) 26% of the revenues of the Company and its Subsidiaries with respect to New Stores for such Computation Period to be less than $0.

     SECTION 1.4 SECTION 10.11. The proviso to Section 10.11 of the Credit Agreement is amended in its entirety to read as follows:

     PROVIDED that any acquisition described in this CLAUSE (C) must satisfy all of the following conditions: (i) each Person so acquired shall comply with all of the terms of this Agreement and the other Loan Documents that are applicable to such Person; (ii) either the required majority of the Board of Directors (or other equivalent governing body) of the Person so acquired incumbent at the time such acquisition is proposed has acquiesced to the acquisition, or the acquisition is otherwise deemed in the reasonable judgment of the Bank to be a "friendly" acquisition; (iii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of, or

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     would result from the making of, such acquisition; (iv) the aggregate total consideration paid by the Company and its Subsidiaries for any one acquisition or series of substantially contemporaneous related acquisitions shall not exceed $25,000,000; (v) the aggregate total consideration for all such acquisitions during the term of this Agreement shall not exceed the lesser of $55,000,000 and the net proceeds received by the Company from the equity offering made by the Company pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 11, 1996, as amended; (vi) the entity whose stock or assets are so acquired shall have had positive net income for the fiscal year of such entity most recently ended and for the period from the last day of such fiscal year through the last day of the fiscal quarter of such entity most recently ended; and (vii) simultaneously with any such acquisition, the Company shall grant, or cause the applicable Person(s) to grant, to the Bank a first perfected security interest in all of the stock or assets so acquired, subject to any Liens permitted pursuant to SECTION 10.8(J).

     SECTION 1.5 SECTION 11.2.2. Section 11.2.2 of the Credit Agreement is amended in its entirety to read as follows:

          11.2.2 FUNDED DEBT RATIO. The Funded Debt Ratio shall not be greater than 2.25 to 1.

     SECTION 1.6 EXHIBIT E. Exhibit E to the Credit Agreement is amended in its entirety by substituting EXHIBIT E hereto therefor.

     SECTION 1.7 NEW EXHIBIT M. The Credit Agreement is amended by adding a new Exhibit M following Exhibit L to the Credit Agreement in the form of EXHIBIT M hereto.

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that each warranty set forth in Section 9 of the Credit Agreement is true and correct as if made on the date hereof, except for such changes as are specifically permitted under the Credit Agreement.

     SECTION 3  EFFECTIVENESS.  The amendments set forth in
SECTION 1 above shall become effective, as of the day and year first above written, on such date (herein called the "Second Amendment Effective Date") when the Bank shall have received (i) evidence, satisfactory to the Bank, that the Company has completed an equity offering substantially on the terms set forth in the Registration Statement on Form S-3 filed with the

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Securities and Exchange Commission on July 11, 1996, as amended, and has received net cash proceeds therefrom in an amount equal to or exceeding $30,000,000 and (ii) each of the following documents, each in form and substance satisfactory to the Bank:

     SECTION 3.1 SECOND AMENDMENT. Counterparts of this Second Amendment executed by the parties hereto.

     SECTION 3.2 RESOLUTIONS. Certified copies of resolutions of the Board of Directors of the Company, or any authorized committee thereof, authorizing the execution and delivery of this Second Amendment and the performance by the Company of its obligations under the Credit Agreement as amended by this Second Amendment (herein called the "Amended Credit Agreement").

     SECTION 3.3 OPINION. The opinion of O'Connor, Broude & Aronson, counsel to the Company.

     SECTION 3.4 CONFIRMATION. A confirmation of the Guaranty executed by all of the Guarantors.

     SECTION 4  MISCELLANEOUS.

     SECTION 4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Second Amendment Effective Date, all references in the Credit Agreement and the Note to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

     SECTION 4.2 COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment.

     SECTION 4.3 GOVERNING LAW. This Second Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     SECTION 4.4 SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the successors and assigns of the Bank.

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     Delivered at Chicago, Illinois, as of the day and year first above written.

                              VIDEO UPDATE, INC.


                              By
                                ---------------------------------
                                Title
                                     ----------------------------


                              BANK OF AMERICA ILLINOIS


                              By
                                ---------------------------------
                                         Vice President



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